Exhibit 99.5

WESTSIDE ENERGY CORPORATION

2008 LONG TERM INCENTIVE PLAN

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	(c)	Corporate Recapitalization.	20
	(d)	Additional Issuances	20
	(e)	Change in Control	21
	(f)	Change in Control Price	22
	(g)	No Deferred Compensation	22
	(h)	Certain Additional Payments by the Company.	22

10.	General Provisions.		23

	(a)	Transferability.	23
	(b)	Taxes	24
	(c)	Changes to this Plan and Awards	25
	(d)	Limitation on Rights Conferred under Plan	25
	(e)	Unfunded Status of Awards	25
	(f)	Nonexclusivity of this Plan	25
	(g)	Severability	25
	(h)	Governing Law	26
	(i)	Conditions to Delivery of Stock	26

Information Regarding Awards	Exhibit A
Option Award Agreement	Exhibit B

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WESTSIDE ENERGY CORPORATION

2008 Long-Term Incentive Plan

1. Purpose. The purpose of the Westside Energy Corporation 2008 Long-Term Incentive Plan (the “Plan”) is to provide a means through which Westside Energy Corporation, a Nevada corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its devoted employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” or “Beneficial Ownership” or “Beneficially Owns” shall have the meaning ascribed to such terms in, or be interpreted in a manner consistent with, Rule 13d-3 under the Exchange Act and any successor to such rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or in the State of Oklahoma are authorized or obligated by law or executive order to close.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Subject to the last paragraph of this Section 2(g), the acquisition by any Person or Group of Beneficial Ownership of forty percent (40%) or more of either (x) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or similar governing body (the “Outstanding Company Voting Securities” and, together with the Outstanding Company Stock, the “Company Securities”); or

(ii) Members of the Incumbent Board cease to constitute at least a majority of the members of the Board; or

(iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the Beneficial Owners of Company Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including without limitation an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Securities, (B) no Person or Group (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) Beneficially Owns, directly or indirectly, forty percent (40%) or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing clause (i) of this Section 2(g): (x) the following acquisitions (whether the acquiring Person or Group acquires Beneficial Ownership of forty percent (40%) or

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more of the Outstanding Company Stock or Outstanding Company Voting Securities or any such acquisition results in any other Person or Group (other than the acquiring Person or Group) Beneficially Owning forty percent (40%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities) shall not constitute a Change in Control unless, following such acquisition, any Person or Group (other than the acquiring Person or Group effecting the acquisition pursuant to the following clauses (A) through (D)) who becomes the Beneficial Owner of forty percent (40%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities as a result of one or more of such acquisitions shall thereafter acquire any additional shares of Company Securities and, following such acquisition, Beneficially Owns forty percent (40%) or more of either the Outstanding Company Stock or Outstanding Company Voting Securities, in which case such acquisition shall constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of the foregoing clause (iii) of this Section 2(g); and (y) the acquisition of Beneficial Ownership of shares of Stock by the Crusader Parent Entities pursuant to the Contribution Agreement, the corresponding acquisition of Beneficial Ownership of shares of Stock by any other Person or Group deemed to Beneficially Own the Stock so acquired by the Crusader Parent Entities (any such Person and/or Group, collectively with the Crusader Parent Entities and the Crusader Distributees, the “Crusader Group”) and the acquisition of Beneficial Ownership of shares of Stock as a result of the distribution by a Crusader Parent Entity to Crusader Distributees of shares of Stock acquired pursuant to the Contribution Agreement or directly from the Company prior to the date of the Contribution Agreement shall not constitute a Change of Control, provided that if, (1) for so long as the shares of Stock Beneficially Owned by any member of the Crusader Group equals or exceeds forty percent (40%) of the Outstanding Company Stock or the Outstanding Company Voting Securities, such member of the Crusader Group shall obtain Beneficial Ownership of shares of Stock (other than as a result of any acquisition described in the foregoing clauses (A) through (D) of this paragraph or pursuant to an Award issued under this Plan) representing one percent (1%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities or (2) at any time after such member of the Crusader Group shall cease to Beneficially Own forty percent (40%) or more of the Outstanding Company Stock and Outstanding Company Voting Securities, such member of the Crusader Group shall obtain Beneficial Ownership of shares of Stock (other than as a result of any acquisition described in the foregoing clauses (A) through (D) of this paragraph or pursuant to an Award issued under this Plan) representing forty percent (40%) or more of either the Outstanding Company Stock or Outstanding Company Voting Securities, then in the case of either (1) or (2) a Change of Control shall be deemed to occur.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member except to the extent that

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administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(j) “Contribution Agreement” means that certain Contribution Agreement, dated as of December 31, 2007, by and among the Company and Knight Energy Group I Holding Co., LLC, Knight Energy Group II Holding Company, LLC, Knight Energy Management Holding Company, LLC, Hawk Energy Fund I Holding Company, LLC, RCH Energy Opportunity Fund I, L.P., David D. Le Norman, Crusader Energy Group Holding Co., LLC, Knight Energy Group, LLC, Knight Energy Group II, LLC, Knight Energy Management, LLC, Hawk Energy Fund I, LLC, RCH Upland Acquisition, LLC, Crusader Management Corporation, and Crusader Energy Group, LLC.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(l) “Crusader Distributees” means holders of equity interests in any Crusader Parent Entity who receives a distribution from such Crusader Parent Entity of Shares of Stock acquired pursuant to the Contribution Agreement or directly from the Company prior to the date of the Contribution Agreement.

(m) “Crusader Parent Entities” has the meaning set forth in the Contribution Agreement.

(n) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(o) “Effective Date” means the closing date of the transactions contemplated by the Contribution Agreement.

(p) “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiary for purposes of eligibility for participation in this Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(r) “Fair Market Value” means, for a particular date, if the Stock is then listed or admitted to trading on a national securities exchange, is quoted on the OTC Bulletin Board or is quoted on any other interdealer quotation system or regularly quoted by member firms of the National Association of Securities Dealers, Inc. (if the Stock is so listed, traded or quoted it shall be referred to as “Publicly Traded”), the closing sales price on the date of determination (if such date is a trading day) or, if such date is not a

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trading day, on the last trading day immediately preceding the date of determination. In the event shares of Stock are not Publicly Traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(s) “Group” shall have the meaning ascribed to such term in section 13(d)(3) or 14(d)(2) of the Exchange Act.

(t) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(u) “Incumbent Board” shall mean individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

(v) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(w) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(x) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(y) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(z) “Person” or “person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a joint venture, a trust or other entity; a Person, together with that Person’s “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(aa) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

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(bb) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof that is subject to certain restrictions and to a risk of forfeiture.

(cc) “Restricted Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(dd) “Reverse Stock Split” has the meaning set forth in the Contribution Agreement.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(ff) “Stock” means the Company’s common stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(gg) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(hh) “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by that Person.

(ii) “Voting Securities” means, with respect to a specified Person, securities of such Person entitled to vote generally in the election of directors or similar governing body of such Person.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3 under the Exchange Act, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Award, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to

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such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 under the Exchange Act and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and the regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) under the Exchange Act for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or its Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the

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fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, (i) the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 37,310,000 shares and (ii) the total number of shares of Stock reserved and available for delivery in connection with ISOs under this Plan shall not exceed 37,310,000 shares, in each case subject to adjustment in a manner consistent with Section 9 hereof; provided that the total number of shares of Stock that may be reserved and available for delivery under this Plan shall not exceed 37,310,000 in the aggregate. Notwithstanding the foregoing, if the Reverse Stock Split occurs prior to the Effective Date, then the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 18,655,000 shares and the total number of shares of Stock reserved and available for delivery in connection with ISOs under this Plan shall not exceed 18,655,000 shares and the total number of shares of Stock that may be received and available for delivery under this Plan shall not exceed 18,655,000, in each case subject to adjustment in a manner consistent with Section 9 hereof (provided that no further adjustment for the Reverse Stock Split shall be made under Section 9 if the adjustments described in this Section 4(a) are made). No Award may be granted under the Plan on or after the ten (10) year anniversary of the Effective Date.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

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5. Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each fiscal year or twelve (12) month period, as applicable, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash) relating to more than 18,000,000 shares of Stock (or, if the Reverse Stock Split occurs prior to the Effective Date hereof, more than 9,000,000 shares of Stock), subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and (b) Awards designated to be paid only in cash having a value determined on the date of grant in excess of $54,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) one hundred percent (100%) of the Fair Market Value per share of the Stock as of the date of grant of the Option; provided, further that, in the case of an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or any of its Subsidiaries, the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (1) the par value per share of the Stock and (2) one hundred and ten percent (110%) of the Fair Market Value per share of the Stock on the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any of its Subsidiaries, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case

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of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary of the Company (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code) of the Company or of a parent or Subsidiary of the Company (within the meaning of sections 424(e) and (f) of the Code), as applicable, that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii) Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

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(B) Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) the difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

(2) the number of shares as to which that Stock Appreciation Right has been exercised.

(iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(A) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(B) Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(C) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

(D) Each Stock Appreciation Right shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

(2) the number of shares as to which the Stock Appreciation Right has been exercised.

(iv) Terms. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

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(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends and Splits. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect

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to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or of one of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

(i) Effective Date Awards. On the Effective Date after the consummation of the transactions contemplated by the Contribution Agreement, the Awards of Options as set forth on Exhibit A shall be issued to those persons, in such amounts, as set forth on Exhibit A, and all of such Awards set forth on Exhibit A shall be made pursuant to an Award agreement in the form attached hereto as Exhibit B. To the extent that any provision of such Award agreement

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conflicts with the expressly applicable terms of the Plan, the terms of such Award agreement shall control.

7. Certain Provisions Applicable to Awards.

(a) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any of its Subsidiaries shall be specified in the Award agreement controlling such Award.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, its Subsidiaries, or any business entity to be acquired by the Company or one of its Subsidiaries, or any other right of a Participant to receive payment from the Company or its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary of the Company, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award (other than Restricted Stock) may be accelerated, and cash may be paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control) stated in an Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in

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respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 under the Exchange Act so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee be “substantially uncertain” at the time the Committee actually establishes the

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performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation, and amortization; (18) pretax earnings before interest, depreciation, amortization, and exploration expense; (19) pretax earnings before interest, depreciation, amortization, exploration expense and abandonment costs; (20) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (21) operating income; (22) total stockholder return; (23) debt reduction; (24) production growth; (25) production growth per share; (26) production growth and target variance; (27) general and administrative expenses; (28) reserve replacement; (29) reserves per share growth; (30) finding and development costs; (31) net asset value; (32) operating costs; (33) cash flow or cash flow per share; (34) reserve additions (including but not limited to reserve additions purchased in any acquisition); (35) lifting cost on a unit basis; and (36) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance

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goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the ninetieth (90th) day of each applicable year, or at such other date as may be required or permitted

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in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will be eligible to receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in situations not governed by section 162(m) of the Code, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitations set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered

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Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Recapitalization or Reorganization; Change in Control.

(a) Existence of Plan and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available in connection with the Plan or Awards shall be appropriately adjusted, B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

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(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv) Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Recapitalization.

(i) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(ii) In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the

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number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e) Change in Control. Upon the occurrence of a Change in Control, at the discretion of the Committee (except, as to any individual Award, to the extent the mandatory occurrence of the following (i), (ii), or (iii), as applicable, shall be set forth in the Award agreement for such Award), (i) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Right or Option that, pursuant to the terms and provisions of the applicable Award agreement, had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the “Total Shares”); (ii) the restriction period of any Restricted Stock Award or Restricted Stock Unit shall immediately be accelerated and the restrictions shall expire; and (iii) the performance goals established under Performance Awards will be deemed to have been met, at levels as determined by the Committee, for all performance periods upon the occurrence of a Change in Control and the holder will be paid a pro rata portion of all associated performance goals based on the level deemed met (based on the number of complete and partial calendar months elapsed as of the occurrence of the Change in Control) in cash within thirty (30) days following the Change in Control or in Stock effective as of the Change in Control, for cash and Stock-based Performance Awards respectively. In addition, upon the occurrence of a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the exercise price(s) under such Grants for such shares (except to the extent the exercise price under any such Grant is equal to or greater than the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the Total Shares or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) in the case of Options, at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant

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immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

(f) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g) No Deferred Compensation. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

(h) Certain Additional Payments by the Company.

(i) Gross Up Payment. Unless specified to the contrary with respect to any individual Award in the Award agreement evidencing such Award, in the event that it shall be determined, according to the procedures set forth in Section 9(h)(ii) below, that any right to receive an Award, a payment or settlement of an Award, or any other benefit under this Plan (including, without limitation, acceleration of the vesting and/or exercisability of an Award) or that any part of any payment or benefit received or to be received by a Participant or for the benefit of a Participant pursuant to any other plan, arrangement or agreement of the Company (collectively, the “Payments”) would be subject to the excise tax imposed by section 4999 of the Code, or if any interest or penalties are incurred by a Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Taxes”), the Company shall pay to such Participant an amount (the “Gross Up”) such that the net amount retained by the Participant with respect to such Payments, after the deduction of any Excise Taxes on the Payments and any federal, state and/or local income or other taxes on the Gross Up provided for by this Section 9(h), and any interest, penalties or additions to the tax payable by the Participant with respect thereto, shall be equal to the total present value (using the applicable federal rate as defined in section 1274 of the Code in such calculation) of the Payments at the time such Payments are to be made. Any Gross Up that becomes due pursuant to this Section 9(h) shall be paid to the Participant upon the earlier of (A)

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the payment to the Participant of any Payment, or (B) the imposition upon the Participant or payment by the Participant of any Excise Taxes.

(ii) Calculation of Gross Up Payment. For purposes of determining whether any of the Payments will be subject to Excise Taxes and the amount of such Excise Taxes, the total amount of the Payments will be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) of the Code shall be treated as subject to Excise Taxes, unless and except to the extent that, in the opinion of a nationally recognized certified public accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of section 280G(b)(4) of the Code, or are not subject to Excise Taxes. All determinations required to be made under this Section 9(h), including whether and when a Gross Up is required, the amount of such Gross Up, and the assumptions utilized in arriving at such determination, shall be made by the Accountants; provided, that any such determinations shall be based upon “substantial authority” within the meaning of section 6662 of the Code. For purposes of determining the amount of any Gross Up, a Participant shall be deemed to pay (A) federal income taxes at the highest applicable marginal rate of federal taxation for the calendar year in which the Gross Up is to be made, and (B) any applicable state and/or local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross Up is to be made, net of the maximum reduction in federal income taxes that could be obtained from the deduction of such state or local taxes if paid in such year.

10. General Provisions.

(a) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or Stock Appreciation Right, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent (50%) of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Award agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

23

(ii) Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration. The Company shall not have any obligation to register the issuance of any shares of Stock to any transferee.

(b) Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

24

(c) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees under the Plan, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Eligible Persons who are subject to

25

section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 under the Exchange Act (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 under the Exchange Act) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(h) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined as follows: (i) with respect to any corporate matters, by application of the laws of the State of Nevada, and (ii) with respect to any non-corporate matters, by application of the laws of the State of Oklahoma; in each case, without giving effect to any conflict of law provisions thereof, except to the extent Nevada law or Oklahoma law, as applicable, is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(i) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares of Stock with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Restricted Stock Unit, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award or Restricted Stock Unit, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

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EXHIBIT A

INFORMATION REGARDING AWARDS

Name of Award Recipient [1]	Award of Options to Purchase the Following Number of Shares of Stock [2]
[To be agreed upon prior to closing]

[1]

An Award recipient must be an Eligible Person as of the Effective Date to receive an Award. If an Award recipient is not an Eligible Person as of the Effective Date, then the Award of shares of Stock set forth opposite such person’s name shall not be issued to such person and all such shares of Stock shall remain available for future Awards under the Plan.

[2]

The aggregate number of shares of Stock that may be purchased upon exercise of all Awards set forth on this Exhibit A shall equal 35,000,000 shares of Stock; provided, that if the record date for the Reverse Stock Split occurs prior to the date of grant of the Awards set forth above, then the aggregate number of shares of Stock that may be purchased upon exercise of all Awards set forth on this Exhibit A shall equal 17,500,000 shares of Stock, and the number of shares of Stock subject to each individual Award set forth on this Exhibit A shall be reduced by one-half ( 1/2), with any resulting fractional share being rounded down to the nearest whole share.

A-1

EXHIBIT B

OPTION AWARD AGREEMENT

WESTSIDE ENERGY CORPORATION

2008 LONG TERM INCENTIVE PLAN

Date of Grant: [                    ], 2008

THIS CERTIFIES THAT, [                                         ] or his or her successors or assigns (such Person and such successors and assigns each being the “Holder” with respect to the Option held by it), subject to Section 2(a), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time) on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Westside Energy Corporation, a Nevada corporation (the “Company”), [                    ] shares of Common Stock at a price per share equal to the Exercise Price (as herein defined) and (b) to the other rights set forth herein; provided that the number of shares of Common Stock issuable upon any exercise of this Option and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery hereof, the Holder agrees to be bound by the provisions hereof.

This option is issued pursuant to and under Section 6(i) of the Westside Energy Corporation 2008 Long Term Incentive Plan, as such plan may be amended from time to time (the “2008 LTIP”) (this option and each of the other options issued pursuant to Section 6(i) of the 2008 LTIP herein referred to collectively as the “Options” and individually as a “Option”). To the extent that any provision of this Option conflicts with the expressly applicable terms of the 2008 LTIP, the terms of this Option shall control.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Holder as follows:

1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“2008 LTIP” has the meaning set forth in the introductory paragraph to this Option.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Beneficial Owner” or “Beneficial Ownership” or “Beneficially Owns” shall have the meaning ascribed to such terms in, or be interpreted in a manner consistent with, Rule 13d-3 under the Exchange Act and any successor to such rule.

“Board” means the Company’s Board of Directors.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Change in Control” means the occurrence of any of the following events:

(i) Subject to the last paragraph of this definition, the acquisition by any Person or Group of Beneficial Ownership of forty percent (40%) or more of either (x) the then outstanding shares of Common Stock (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or similar governing body (the “Outstanding Company Voting Securities” and, together with the Outstanding Company Stock, the “Company Securities”); or

(ii) Members of the Incumbent Board cease to constitute at least a majority of the members of the Board; or

(iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the Beneficial Owners of Company Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including without limitation an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Securities, (B) no Person or Group (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) Beneficially Owns, directly or indirectly, forty percent (40%) or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing clause (i) of this definition: (x) the following acquisitions (whether the acquiring Person or Group acquires Beneficial Ownership of forty percent (40%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities or any such acquisition results in any other Person or Group (other than the acquiring Person or Group) Beneficially Owning forty percent (40%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities) shall not constitute a Change in Control unless, following such acquisition, any Person or Group (other than the acquiring Person or Group effecting the acquisition pursuant to the following clauses (A) through (D)) who becomes the Beneficial Owner of forty percent (40%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities as a result of one or more of such acquisitions shall thereafter acquire any additional shares of Company Securities and, following such acquisition, Beneficially Owns forty percent (40%) or more of either the Outstanding Company Stock or Outstanding Company Voting Securities, in which case such acquisition shall constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of the foregoing clause (iii) of this definition; and (y) the acquisition of Beneficial Ownership of shares of Common Stock by the Crusader Parent Entities pursuant to the Contribution Agreement, the corresponding acquisition of Beneficial Ownership of shares of Common Stock by any other Person or Group deemed to Beneficially Own the Common Stock so acquired by the Crusader Parent Entities (any such Person and/or Group, collectively with the Crusader Parent Entities and the Crusader Distributees, the “Crusader Group”) and the acquisition of Beneficial Ownership of shares of Common Stock as a result of the distribution by a Crusader Parent Entity to Crusader Distributees of shares of Common Stock acquired pursuant to the Contribution Agreement or directly from the Company prior to the date of the Contribution Agreement shall not constitute a Change of Control, provided that if, (1) for so long as the shares of Common Stock Beneficially Owned by any member of the Crusader Group equals or exceeds forty percent (40%) of the Outstanding Company Stock or the Outstanding Company Voting Securities, such member of the Crusader Group shall obtain Beneficial Ownership of shares of Common Stock (other than as a result of any acquisition described in the foregoing clauses (A) through (D) of this paragraph or pursuant to an award issued under any equity based compensation plan of the Company, including without limitation the 2008 LTIP) representing one percent (1%) or more of the Outstanding Company Stock or Outstanding Company Voting Securities or (2) at any time after such member of the Crusader Group shall cease to Beneficially Own forty percent (40%) or more of the Outstanding Company Stock and Outstanding Company Voting Securities, such member of the Crusader Group shall obtain Beneficial Ownership of shares of Stock (other than as a result of any acquisition described in the foregoing clauses (A) through (D) of this paragraph or pursuant to an award issued under any equity based compensation plan of the Company, including without limitation the 2008 LTIP) representing forty percent (40%) or more of either the Outstanding Company Stock or Outstanding Company Voting Securities, then in the case of either (1) or (2) a Change of Control shall be deemed to occur.

“Closing Price” means, for any trading day with respect to a share of Common Stock, (a) the last reported sale price on such day on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Common Stock is not then listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a) or (b) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Code” means the Internal Revenue Code at 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act at the time.

“Common Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for the Common Stock pursuant to Section 5.

“Company” has the meaning set forth in the introductory paragraph to this Option.

“Constructive Sale” means, with respect to any security, a short sale or entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such security.

“Contribution Agreement” means that certain Contribution Agreement, dated as of December 31, 2007, by and among the Company and Knight Energy Group I Holding Co., LLC, Knight Energy Group II Holding Company, LLC, Knight Energy Management Holding Company, LLC, Hawk Energy Fund I Holding Company, LLC, RCH Energy Opportunity Fund I, L.P., David D. Le Norman, Crusader Energy Group Holding Co., LLC, Knight Energy Group, LLC, Knight Energy Group II, LLC, Knight Energy Management, LLC, Hawk Energy Fund I, LLC, RCH Upland Acquisition, LLC, Crusader Management Corporation, and Crusader Energy Group, LLC.

“Crusader Distributees” means holders of equity interests in any Crusader Parent Entity who receive a distribution from such Crusader Parent Entity of shares of Common Stock acquired pursuant to the Contribution Agreement or directly from the Company prior to the date of the Contribution Agreement.

“Crusader Parent Entities” has the meaning set forth in the Contribution Agreement.

“Effective Date” means the closing date of the transactions contemplated by the Contribution Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Exercise Amount” means for any number of Option Shares as to which this Option is being exercised, the product of (i) such number of Option Shares times (ii) the Exercise Price.

“Exercise Price” means $3.00 per Option Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means December 31, 2012.

“Fair Market Value” means, for a particular date, the Closing Price. In the event there is no such Closing Price, at the time a determination of the value of shares of Common Stock is required to be made hereunder, the determination of their Fair Market Value shall be made by the Company in such manner as it deems appropriate.

“Group” shall have the meaning ascribed to such term in section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Holder” has the meaning set forth in the introductory paragraph to this Option.

“Incumbent Board” shall mean individuals who, as of the date hereof, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

“Initial Holder” means [                                         ].

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Option” means, as the context requires, (a) this option or (b) any successor option or options issued upon a whole or partial transfer or assignment of any such option to purchase shares of Common Stock or of any such successor option.

“Option Shares” means the number of shares of Common Stock issued or issuable upon exercise of this Option as set forth in the introductory paragraph to this Option, as adjusted from time to time pursuant to Section 5.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“recapitalization” has the meaning set forth in Section 5(b)(i).

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Transfer” means, with respect to any security, the direct or indirect (i) assignment, sale, transfer, tender, pledge, hypothecation, placement in voting trust, Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession), of any right, title or interest in such security (including, without limitation, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or of the record or Beneficial Ownership of such security, or (ii) offer to make any such sale, transfer, tender, pledge, hypothecation, placement in voting trust, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, in each case, excluding any (1) Transfer pursuant to a court order and (2) such actions pursuant to which the Holder maintains all voting rights with respect to such security.

“Voting Securities” means, with respect to a specified Person, securities of such Person entitled to vote generally in the election of directors or similar governing body of such Person.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with prior practice. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Option refer to this Option as a whole and not to any particular provision of this Option. Section, subsection, clause, exhibit and schedule references are to this Option, unless otherwise specified. Any reference to this Option includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Option nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Option has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

2. Exercise of Option.

(a) Exercise and Payment. The Holder may exercise this Option in whole or in part, (i) at any time or from time to time on any Business Day on or prior to 5:00 pm (New York City time) on the Expiration Date, or (ii) if the Exercise Price is less than the Fair Market Value on the Effective Date, to the extent and at such time or times provided in Appendix I. The Holder may exercise this Option by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by paying to the Company the Exercise Price per Option Share, at the election of the Holder, either (A) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (B) subject to approval by the Company’s Board or its designees, through a special sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of purchased shares and remit to the Company, out of the sale proceeds, sufficient funds to cover the Exercise Amount, or (C) any combination of the foregoing. For all purposes of this Option (other than this Section 2(a)), any reference herein to the exercise of this Option shall be deemed to include a reference to the exchange of this Option into Common Stock in accordance with the terms of clause (B). If Section 2(a)(i) is applicable, any shares of Common Stock not purchased upon the exercise of this Option on or prior to 5:00 p.m. (New York City time) on the Expiration Date shall be forfeited and cancelled, and all rights of the Holder under this Option shall cease; if Section 2(a)(ii) is applicable, rights under this Option to purchase shares of Common Stock shall be forfeited and cancelled as set forth in Appendix 1 attached hereto. Nothing contained in this Option shall be deemed to obligate the Holder to exercise this Option in whole or in part, whether such obligation is asserted by the Company or by creditors or stockholders of the Company or otherwise.

(b) Effectiveness and Delivery. As soon as practicable but not later than five Business Days after the Company shall have received a Notice of Exercise and payment of the Exercise Amount, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise, issued in the name of the Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Option shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and the Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date that such Notice of Exercise and payment of the Exercise Amount shall have been received by the Company.

(c) Surrender of Option. The Holder shall surrender this Option Award Agreement to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Option, the Company shall execute and deliver to the Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Option Award Agreement for the unexercised portion of the Option, but in all other respects identical to this Option Award Agreement.

(d) Legend. Each certificate for Option Shares issued upon exercise of this Option, unless at the time of exercise the sale of such Option Shares pursuant to this Option are registered under the Securities Act, shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY SUCH STATE SECURITIES LAWS OR UNTIL THE ISSUER

HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND STATE SECURITIES LAWS.

Any certificate for Option Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Option Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Option Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e) Fractional Shares. The Company shall not be required to issue any fraction of a share of Common Stock upon an exercise of this Option. If any fraction of a share would, but for this restriction, be issuable upon an exercise of this Option, in lieu of delivering such fractional share, the Company shall pay to the Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Fair Market Value as of such day). The Holder hereby expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock.

(f) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Option Shares and any new Option Award Agreements, except that if the certificates for the Option Shares or the new Option Award Agreements are to be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment. The Company shall not be required to issue or deliver such Option Shares or Option Award Agreements unless and until such funds are received by the Company or the Holder has established to the satisfaction of the Company that such transfer tax has been paid or an exemption is available therefrom. In addition, the Company may from time to time require the Holder to pay to the Company the amount that the Company deems necessary to satisfy the Company’s or its subsidiary’s current or future obligation, if any, to withhold federal, state or local income or other taxes that the Holder incurs as a result of the Option. With respect to any required tax withholding, unless another arrangement is permitted by the Company in its discretion, the Company shall either (i) withhold from the shares of Common Stock to be issued to the Holder the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be made by the Company in its sole discretion and to be based on the shares’ Fair Market Value at the time as of which such determination is made, or (ii) require the Holder, through a special sale and remittance procedure, to concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of purchased shares and remit to the Company, out of the sale proceeds, sufficient funds (as determined by the Company) to satisfy the Company’s obligation to withhold taxes. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

(g) Extension of Exercise. If the exercise of all or any portion of the Option within the applicable time period set forth in Section 2(a)(i) is prevented by the provisions of Section 3 or would constitute a violation of any applicable federal, state, or foreign securities law (including if at any time of a proposed exercise there shall be an effective registration statement registering under the Securities Act the issuance of the Option Shares upon exercise of the Option (a “Registration Statement”) and there shall have occurred an event which makes any statement made in the Registration Statement, related prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading) or other laws or regulations or the requirements of any stock exchange or market system upon which shares of Common Stock may then be listed, the Option will remain exercisable for a reasonable period of time after the date the Holder is notified by the Company that the Option is exercisable (but in no event will the Option remain exercisable longer than the period permitted by applicable law). The provisions of this Section 2(g) are only applicable if the Exercise Price is greater than or equal to the Fair Market Value on the Effective Date. The Company makes no representation as to the tax consequences of any such delayed exercise.

3. Investment Covenant.

By accepting this Option, the Holder agrees that the Holder will not, directly or indirectly, exercise the Option or offer, sell or otherwise Transfer the Option or the Option Shares, or solicit any offers to purchase or acquire the Option or the Option Shares, unless the issuance of Option Shares upon such exercise or such offer, sale or transfer, as applicable, is (i) pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

4. Validity of Option and Issuance of Shares; Percentage Interest.

(a) The Company represents and warrants that this Option has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it is duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Option, and that all such shares are and will be duly authorized and, when issued upon exercise of the Option, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

5. Antidilution Provisions.

(a) Subdivision or Consolidation of Shares. The Exercise Price in effect at any time, and the number of Option Shares that may be purchased upon any exercise of this Option, shall be subject to change or adjustment as follows:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Common Stock split, by the issuance of a distribution on Common Stock payable in Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then A) the kind of Common Stock or other securities available upon the exercise of the Option shall be appropriately adjusted, B) the number of Option Shares (or other kind of shares or securities) that may be purchased upon the exercise of the Option shall be increased proportionately, and C) the Exercise Price for each Option Share (or other kind of shares or securities) shall be reduced proportionately.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Common Stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then A) the kind of Common Stock or other securities available upon the exercise of the Option shall be appropriately adjusted, B) the number of Option Shares (or other kind of shares or securities) that may be purchased upon the exercise of the Option shall be decreased proportionately, and C) the Exercise Price for each Option Share (or other kind of shares or securities) shall be increased proportionately.

(iii) Whenever the number of Option Shares and the Exercise Price are required to be adjusted as provided in this Section 5(a), the Company shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in Exercise Price and the number of Option Shares (or other kind of shares or securities) purchasable upon the exercise of the Option after giving effect to the adjustments. The Company shall promptly give such notice to the Holder.

(iv) Adjustments under Sections 5(a)(i) and (ii) shall be made by the Company, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional Option Shares shall be issued on account of any such adjustments.

(b) Corporate Recapitalization.

(i) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number of Option Shares and class of shares of Common Stock covered by the Option shall be adjusted so that such Option shall thereafter cover the number of Option Shares and class of shares of Common Stock to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then purchasable upon the exercise of the Option.

(ii) In the event of changes in the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date hereof and not otherwise provided for by this Section 5(b), the Option Shares shall be subject to adjustment by the Company at its discretion, which adjustment may, in the Company’s discretion, may include, but not be limited to, adjustments as to the number of Option Shares, the Exercise Price, the kind of Common Stock or other securities available upon the exercise of the Option, or the cash settlement of the Option in exchange for the cancellation thereof.

(c) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock that may be purchased upon the exercise of the Option or the Exercise Price, if applicable.

(d) Change in Control. Upon the occurrence of a Change in Control, the Company, acting in its sole discretion without the consent or approval of the Holder, may affect one or more of the following: (i) require the mandatory surrender to the Company by the Holder of some or all of the Option Shares as of a date, before or after such Change in Control, specified by the Company in which event the Company shall thereupon cancel such Option and pay to the Holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 5(e) (the “Change in Control Price”) of the Option Shares over the Exercise Price (except to the extent the Exercise Price is equal to or greater than the Change in Control Price, in which case no amount shall be payable with respect to such Option Shares), or (ii) make such adjustments to the Option as the Company deems appropriate to reflect such Change in Control; provided, however, that the Company may determine in its sole discretion that no adjustment is necessary to the Option; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification to the Option such that the Holder shall be entitled to purchase or receive (in lieu of the Option Shares), the number of shares of stock, other securities, cash or property to which the Option Shares would have been entitled to in connection with the Change in Control at an aggregate exercise price equal to the Exercise Amount that would have been payable if the Option Shares had been purchased upon the exercise of the Option immediately before the occurrence of the Change in Control.

(e) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Common Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 5(e), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Option, as determined by the Company as of the date determined by the Company to be the date of cancellation and surrender of such Option. In the event that the consideration offered to stockholders of the Company in any transaction described in Section 5(e) or 5(d) consists of anything other than cash, the

Company shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on the Holder.

(f) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Option), the Exercise Price on any date of exercise of this Option shall not be lawful and adequate consideration for the issuance of the relevant Option Shares, then the Company shall take such steps as are necessary (including the amendment of its articles of incorporation so as to reduce the par value of the Common Stock) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Option Shares, would equal lawful and adequate consideration for the issuance of such Option Shares, and the Company irrevocably agrees that if the Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Option Shares.

(g) Other Actions Affecting Common Stock.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Holder, fairly protect the rights represented by this Option in accordance with the essential intent and principles of this Section 5, then, in each such case, at the reasonable request of the Holder, the Company shall request the independent auditors of the Company to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the rights represented by this Option. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

(ii) No Avoidance. The Company shall not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Nevada law.

(h) Certain Additional Payments by the Company.

(i) Gross Up Payment. In the event that it shall be determined, according to the procedures set forth in Section 5(h)(ii) below, that any right to receive Option Shares, or any other benefit under this Option Award Agreement (including, without limitation, acceleration of the time or times at which of all or any portion of the Option may be exercised) or that any part of any payment or benefit received or to be received by the Holder or for the benefit of the Holder pursuant to any other plan, arrangement or agreement of the Company (collectively, the

“Payments”) would be subject to the excise tax imposed by section 4999 of the Code, or if any interest or penalties are incurred by the Holder with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Taxes”), the Company shall pay to the Holder an amount (the “Gross Up”) such that the net amount retained by the Holder with respect to such Payments, after the deduction of any Excise Taxes on the Payments and any federal, state and/or local income or other taxes on the Gross Up provided for by this Section 5(h), and any interest, penalties or additions to the tax payable by the Holder with respect thereto, shall be equal to the total present value (using the applicable federal rate as defined in section 1274 of the Code in such calculation) of the Payments at the time such Payments are to be made. Any Gross Up that becomes due pursuant to this Section 5(h) shall be paid to the Holder upon the earlier of (A) the payment to the Holder of any Payment, or (B) the imposition upon the Holder or payment by the Holder of any Excise Taxes.

(ii) Calculation of Gross Up Payment. For purposes of determining whether any of the Payments will be subject to Excise Taxes and the amount of such Excise Taxes, the total amount of the Payments will be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) of the Code shall be treated as subject to Excise Taxes, unless and except to the extent that, in the opinion of a nationally recognized certified public accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of section 280G(b)(4) of the Code, or are not subject to Excise Taxes. All determinations required to be made under this Section 5(h), including whether and when a Gross Up is required, the amount of such Gross Up, and the assumptions utilized in arriving at such determination, shall be made by the Accountants; provided, that any such determinations shall be based upon “substantial authority” within the meaning of section 6662 of the Code. For purposes of determining the amount of any Gross Up, the Holder shall be deemed to pay (A) federal income taxes at the highest applicable marginal rate of federal taxation for the calendar year in which the Gross Up is to be made, and (B) any applicable state and/or local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross Up is to be made, net of the maximum reduction in federal income taxes that could be obtained from the deduction of such state or local taxes if paid in such year.

(iii) Notwithstanding anything to the contrary in this Option, the provisions of this Section 5(h) shall survive the Expiration Date and shall continue in full force and effect for so long as the Holder is a disqualified individual (within the meaning of section 280G(c) of the Code) with respect to the Company.

6. Registration of Option Shares; Exercise Block.

No rights shall be hereby granted which are in violation of applicable securities laws or regulations. The Company intends that the issuance of the Option Shares upon exercise of this Option shall be registered with the Commission under the Securities Act on a Form S-8 or other available form, provided that the Company shall have no obligation to effect or maintain any such registration.

7. Transfer of Option; Transfer of Option Shares.

(a) At all times during the period beginning on the date hereof and ending on and excluding                     , 2008 [180th day after the Effective Date to be inserted upon execution], the Holder shall not Transfer (or cause or permit any Transfer of) the Option, or any portion thereof, or any shares of Common Stock issued upon the exercise of the Option, or make any agreement relating thereto, in each case, without the prior written consent of the Company. The Holder agrees that any Transfer in violation of this Section 7(a) shall be void ab initio and of no force or effect. The Holder hereby agrees with, and covenants to, the Company that the Holder shall not request that the Company register the Transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of its shares of Common Stock, unless such Transfer is made in compliance with this Section 7(a).

(b) Beginning on and including                     , 2008 [180th day after the Effective Date to be inserted upon execution], the Option, or any portion thereof, shall not be transferable except in accordance with Section 10(a) of the 2008 LTIP. Upon transfer of the Option, the Holder must deliver to the Company a duly executed Option Assignment in the form of Exhibit B and upon surrender of this Option Award Agreement to the Company, the Company shall execute and deliver a new Option Award Agreement or Award Agreements in the form of this Option Award Agreement with appropriate changes to reflect such assignment, in the name or names of the assignee or assignees specified in the Option Assignment or other instrument of assignment and, if the Holder’s entire interest is not being transferred or assigned, in the name of the Holder, and upon the Company’s execution and delivery of such new Option Award Agreement or Award Agreements, this Option Award Agreement shall promptly be cancelled; provided that any assignee shall have all of the rights of an Initial Holder hereunder. The Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Option Award Agreement shall be without charge to the Holder (except as provided above with respect to transfer taxes, if any) and any new Option Award Agreement or Award Agreements issued shall be dated the date hereof. Any transfer of this Option shall be in compliance with the other provisions hereof.

8. Covenants. The Company agrees that:

(a) Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its reasonable commercial efforts to cooperate with the Holder and each holder of Option Shares in supplying such information concerning the Company as may be necessary for the Holder or holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Options or Option Shares, (iii) take such further action as the Holder may reasonably request to the extent required from time to time to enable the Holder to sell Option Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 or 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Holder, deliver to the Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (a) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(b) Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Option Shares, immediately upon their issuance upon the exercise of this Option, will be listed on each securities exchange, if any, on which the Common Stock is then listed.

(c) Notices Of Certain Events. In case:

(i) the Company shall authorize the distribution of capital stock of the Company of any class to the holders of Common Stock or any other distribution to the holders of Common Stock (other than (i) regular quarterly cash dividends payable out of consolidated earnings or earned surplus or (ii) dividends payable in shares of Common Stock or distributions referred to in Section 5(a)(i) hereof );

(ii) the Company shall authorize the issuance to all holders of shares of Common Stock options, convertible securities or any other rights or warrants to subscribe for or to purchase additional shares of capital stock of the Company of any class or any other securities, rights or options;

(iii) the Company shall authorize any reclassification of its Common Stock;

(iv) the Company shall authorize any consolidation or merger into or with, or any sale or other transfer (or permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other person or entity; or

(v) the Company shall propose to effect a Business Combination, submit to its stockholders a proposal to approve the liquidation, dissolution or winding up of the Company, or otherwise effect or enter into any agreement that reasonably would be expected to result in a Change in Control, then, in each such case, the Company shall give to the Holder, in accordance with Section 11(e) hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the expected date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least seven days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least five days prior to the date of the taking of such proposed action or the expected date of participation therein by the holders of shares of Common Stock, whichever shall be the earlier. The failure to give the notice required by this Section 8(c) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change in Control or the vote upon any action.

9. Lost, Mutilated or Missing Option Award Agreements.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Option Award Agreement, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Option Award Agreement, the Company shall execute and deliver a new Option Award Agreement of like tenor and representing the right to purchase the same aggregate number of Option Shares.

10. Waivers; Amendments.

(a) Any provision of the Options, including this Option, may be amended or waived at any time upon the written approval of the Company and the holders of Options to purchase a majority of the shares of Common Stock then issuable upon exercise of the Options, and any such amendment or waiver of the Options so effected shall apply to this Option and be binding on Holder. The Company shall give Holder written notice of any amendment or waiver of this Option effected pursuant to this Section 10(a).

(b) Except as permitted under Section 10(a), any provision of this Option may be amended or waived with (but only with) the written consent of the Company and the Holder. Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Holder.

(c) No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

11. Miscellaneous.

(a) Stockholder Rights. This Option shall not entitle the Holder, prior to the exercise of this Option, to any rights as a stockholder of the Company, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs or any other matter, or any rights whatsoever as a stockholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Holder, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment or modification hereof, or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Holder arising solely in connection with a transfer of the Option.

(c) Successors and Assigns. All the provisions of this Option by or for the benefit of the Company or the Holder shall bind and, subject to Section 7, inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Option shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Holder and (b) if to the Holder, addressed to such address as the Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Option Shares pursuant to the provisions hereof, shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of this Option to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h) Governing Law. ALL QUESTIONS ARISING WITH RESPECT TO THE PROVISIONS OF THE OPTION SHALL BE DETERMINED AS FOLLOWS: (I) WITH RESPECT TO ANY CORPORATE MATTERS, BY APPLICATION OF THE LAWS OF THE STATE OF NEVADA, AND (II) WITH RESPECT TO ANY NON-CORPORATE MATTERS, BY APPLICATION OF THE LAWS OF THE STATE OF OKLAHOMA; IN EACH CASE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT NEVADA LAW OR OKLAHOMA LAW, AS APPLICABLE, IS PREEMPTED BY FEDERAL LAW. THE OBLIGATION OF THE COMPANY TO SELL AND DELIVER COMMON STOCK HEREUNDER IS SUBJECT TO APPLICABLE FEDERAL AND STATE LAWS AND TO THE APPROVAL OF ANY GOVERNMENTAL AUTHORITY REQUIRED IN CONNECTION WITH THE AUTHORIZATION, ISSUANCE, SALE, OR DELIVERY OF SUCH COMMON STOCK.

(i) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Option.

(j) Registration Rights Agreement. The execution by Holder of this Option also shall constitute the execution by Holder of, and the agreement by the Holder to the terms and provisions of, the Registration Rights Agreement of even date herewith by and among the Company and the parties receiving Common Stock and the parties receiving Options pursuant to Section 6(i) of the 2008 LTIP (the “Registration Rights Agreement”), and by its execution hereof the Company does hereby acknowledge that Holder shall be a Holder under the Registration Rights Agreement entitled to the benefits thereof to the same extent as if executing a counterpart thereof.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed by its authorized signatory as of the day and year first above written.

Westside Energy Corporation, a Nevada corporation

By
Name:
Title:

Address for Notices:

Westside Energy Corporation
4747 Gaillardia Parkway
Oklahoma City, Oklahoma 73142
Attention: President
Telephone: (405) 285-7555
Facsimile: (405) 285-7522

With copies (which shall not constitute notice) to:

Vinson & Elkins LLP
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attention: Rodney L. Moore, Esq.
Telephone: 214-220-7781
Facsimile: 214-999-7781

APPENDIX I

EXERCISE SCHEDULE

The Holder may exercise this Option in accordance with the following schedule (the “Exercise Schedule”):

(a)	with respect to one-fourth ( 1/4) of the Option Shares, at any time during calendar year 2009;

(b)	with respect to one-fourth ( 1/4) of the Option Shares, at any time during calendar year 2010;

(c)	with respect to one-fourth ( 1/4) of the Option Shares, at any time during calendar year 2011; and

(d)	with respect to one-fourth ( 1/4) of the Option Shares, at any time during calendar year 2012 until 5:00 p.m. (New York City time) on the Expiration Date;

provided, that if all or any portion of any one-fourth ( 1/ 4) portion of the Option is not exercised during the period of time permitted by clause (a), (b), (c) or (d) above, as applicable, such portion of the Option not exercised shall no longer be exercisable and shall terminate and become null and void. Notwithstanding the foregoing, with respect to any portion of the Option that has not yet been exercised (and has not terminated as described in the preceding sentence), the Option shall become exercisable in its entirety during the period (the “Accelerated Exercise Period”) that begins on the date of the earliest to occur of:

(i)	the date the Holder becomes “disabled” (within the meaning of the Nonqualified Deferred Compensation Rules), as determined by the Company in its discretion exercised in good faith;

(ii)	the date of the Holder’s death;

(iii)	the date of the Holder’s “separation from service” with the Company and its subsidiaries (within the meaning of the Nonqualified Deferred Compensation Rules) for any reason;

(iv)	the date of (and immediately prior to, but contingent on the occurrence of) a Change in Control of the Company that is also a “change in control” (within the meaning of the Nonqualified Deferred Compensation Rules); and

(v)	the date that the Holder experiences an “unforeseeable emergency” (within the meaning of the Nonqualified Deferred Compensation Rules), as determined by the Company in its discretion exercised in good faith;

and ends at 5:00 p.m. (New York City time) on (including) the later of (A) the last day of the calendar year that includes such date, and (B) the date that is the 15th day of the third calendar month following such date. Immediately following the end of the Accelerated Exercise Period, the Option will no longer be exercisable and the Option, to the extent not previously exercised, will terminate and become null and void.

Notwithstanding the foregoing provisions of this Appendix I: (x) in the event the exercise of this Option or a portion thereof would violate an applicable Federal, state, local, or foreign law (including if at any time of a proposed exercise there shall be an effective registration statement registering under the Securities Act the issuance of the Option Shares upon exercise of the Option (a “Registration Statement”) and there shall have occurred an event which makes any statement made in the Registration Statement, related prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading) or would jeopardize the ability to the Company to continue as a going concern, the Company may prohibit the exercise of this Option, the Company may prohibit the exercise of this Option, the expiration of the Option or a portion thereof (as provided in the preceding provisions of this Appendix I) may be tolled, provided that the period during which the Option, or any applicable portion thereof, may be exercised shall not be extended more than 30 days after the exercise of the Option, or any applicable portion thereof, first would no longer violate an applicable Federal, state, local, or foreign law or would first no longer jeopardize the ability of the Company to continue as a going concern; (y) if the Company reasonably anticipates that, as a result of the application of section 162(m) of the Code, the Company’s deduction with respect to the Holder’s exercise of the Option, or any portion thereof, would not be permitted, then the expiration of the Option or a portion thereof (as provided in the preceding provisions of this Appendix I) may be tolled, provided that the Holder shall be required to exercise the Option, or the applicable portion thereof, either during the Holder’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if exercise occurred during such year, the Company’s deduction with respect thereto would not be barred by application of section 162(m) of the Code or during the period beginning with the date of the Holder’s separation from service (within the meaning of the Nonqualified Deferred Compensation Rules) and ending on the later of the last day of the Company’s taxable year in which the Holder separates from service or the 15th day of the third month following the Holder’s separation from service, subject to certain other requirements specified in Treas. Reg. § 1.409A-2(b)(7)(i); and (z) the Company may provide that the expiration of the Option will be tolled upon such other events and conditions as may be prescribed in the Nonqualified Deferred Compensation Rules.

For purposes of this Appendix I, the term “Nonqualified Deferred Compensation Rules” means the limitations and requirements of section 409A of the Code and the regulations and any other authoritative guidance promulgated thereunder.

Exhibit A

Form of Notice of Exercise

                    , 20

To:	Westside Energy Corporation

4747 Gaillardia Parkway

Oklahoma City, Oklahoma 73142

Attention: President

Telephone: (405) 285-7555

Facsimile: (405) 285-7522

Reference is made to the Option Award Agreement, dated [                    ], issued by Westside Energy Corporation. Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Option, hereby irrevocably elects and agrees to exercise [                    ] Option Shares represented by the Option and purchase the whole number of shares of Common Stock issuable upon the exercise of such Option, and herewith makes payment in full therefor at the Exercise Amount of $                     in the following form:                                                              .

The undersigned requests that a certificate representing such shares of Common Stock be registered in the name of                                         , whose address is                                         , and that such certificate be delivered to                                         , whose address is                                         . Any cash payments to be paid in lieu of a fractional Share of Common Stock should be made to                                         , whose address is                                         , and the check representing payment thereof should be delivered to                                         , whose address is                                         .

If the number of shares of Common Stock as to which the Option is being exercised is a partial exercise of the Option, the undersigned hereby requests that a new Option Award Agreement representing the remaining balance of the shares of Common Stock issuable upon exercise of the Option be registered in the name of                                         , whose address is:                                                              .

The undersigned hereby represents and warrants to the Company that (i) the Holder is exercising the Option [for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, it is an “accredited investor” as that term is defined in Rule 501 under the Securities Act, and by reason if its business and financial experience has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment hereunder] OR [pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities or “blue sky” laws] and (ii) the

Holder will not offer, sell or otherwise dispose of the Option or any Option Shares in violation of applicable securities laws.

[NAME OF HOLDER]

By
Name:
Title:

[ADDRESS OF HOLDER]

Exhibit B

Form of Option Assignment

Reference is made to the Option Award Agreement, dated                     , issued by Westside Energy Corporation (the “Company”). Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                                          (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Option, with respect to the number of shares of Common Stock issuable upon exercise of such Option, to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Address(es)	Number of Option Shares

All notices to be given by the Company to the Assignor as Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares of Common Stock issuable upon exercise of the Option being hereby assigned is less than all of the shares purchasable upon exercise of the Option held by the Assignor, then also to the Assignor.

The Assignor requests that the Company execute and deliver a new Option Award Agreement or Option Award Agreements in the name or names of the Assignee or Assignees, as is appropriate, or, if the number of shares of Common Stock issuable upon exercise of the Option being hereby assigned is less than all of the shares purchasable upon exercise of the Option held by the Assignor, new Option Award Agreements in the name or names of the Assignee or the Assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Option for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Option or the Option Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:                     , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]